Exhibit 23.4

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form S-4/A (the “Registration Statement”) of Presidio PubCo Inc. (f/k/a Prometheus PubCo Inc.) of our report dated April 30, 2025 with respect to the financial statements of EQV Resources LLC, which are contained in this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

Dallas, Texas

December 18, 2025